EXHIBIT 4-K


               THIRD SUPPLEMENTAL INDENTURE, dated as of August 24, 1995 between Chrysler Financial Corporation, a Michigan Corporation (the "Company"), and The United States Trust Company of New York, as Trustee (the "Trustee").


                            RECITALS OF THE COMPANY

               The Company has heretofore executed and delivered its Indenture, dated as of June 15, 1984 (the "Original Indenture"), to the Trustee to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (the "Debt Securities").

               Section 902 of the Original Indenture provides that, except as provided in Section 902(1), 902(2) and 902(3) of the Original Indenture, with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities affected thereby, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Original Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or of modifying in any manner the rights of the Holders under the Original Indenture of such Outstanding Debt Securities.

               The Company, by a Board Resolution, and the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities affected thereby (such Debt Securities being the Company's 13 1/4% Notes due October 15, 1999 and the Company's 12 3/4% Notes due November 1, 1999) have consented in writing, in accordance with the provisions of the Original Indenture, to amend the Original Indenture as provided below.

               The Company has duly authorized the execution and delivery of this Third Supplemental Indenture, and all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

               NOW THEREFORE, in consideration of one dollar duly paid by the Company to the Trustee, the receipt of which is hereby acknowledged, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


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                                  ARTICLE ONE

                                   AMENDMENT

               Section 101. Section 1005 of the Original Indenture shall be deleted in it entirety and restated to read as follows:

                           "Section 1005. Reserved."


               Section 102. Section 101 of the Original Indenture shall be amended to delete the following definitions in their entirety:

        "Canadian Corporation" means a Restricted Subsidiary which conducts substantially all of its business in Canada.

        "Capital Base" means, at any date, the sum of (1) Subordinated Debt,
(2) Junior Subordinated Debt, (3) Capital Debt, and (4) Consolidated Net
Worth.

        "Capital Debt" means, at any date, all indebtedness of the Company for money borrowed by it which is subordinated to Senior Debt, Subordinated Debt and Junior Subordinated Debt at least to the extent that Subordinated Debt is subordinated to Senior Debt. At the date of this Indenture, the Company warrants that it has no Capital Debt.

        "Consolidated Indebtedness for Borrowed Money" means indebtedness for borrowed money which would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles, except that the amount thereof shall also include indebtedness for borrowed money of others guaranteed by the Company or any Restricted Subsidiary.

        "Consolidated Net Worth" means, at any date, the amount of the capital stock account plus (or minus in the case of a deficit) the amount of the capital surplus and earned surplus, consolidated in accordance with generally accepted accounting principles, of the Company and its Restricted Subsidiaries, after deducting the aggregate amount of all minority interests in the capital stock and surplus of Restricted Subsidiaries, less the aggregate net book value (after deducting any reserves applicable thereto) of all items of the following character which are included in the consolidated assets of the Company and its Restricted Subsidiaries:


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                      A. investments in and loans and advances to Persons not
               engaged solely in the Finance Business or the Finance-Related Insurance Business which are carried as investments (as distinguished from receivables arising in the regular conduct of the Finance Business), excluding, however, (1) investments in (i) prime commercial paper having a maturity not to exceed 12 months, (ii) obligations issued or guaranteed by the United States of America having a maturity not to exceed 12 months and repurchase obligations with respect thereto of Creditworthy Financial Institutions, (iii) certificates of deposit and bankers' acceptances having a maturity not to exceed 12 months, issued by any bank or trust company having capital, surplus and undivided profits of at least $100,000,000 (or the equivalent thereof in any other currency freely convertible into United States Dollars), and repurchase obligations with respect thereto of Creditworthy Financial Institutions; (2) investments by any Subsidiary engaged solely in the insurance business which are permitted by applicable regulatory statutes; and (3) if owned by a Canadian Corporation, obligations issued or guaranteed by Canada and having a maturity not to exceed 12 months;

                      B. franchises, licenses, permits, patents, patent
               applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense, and other like intangibles;

                      C. deferred charges and prepaid expenses (other than
               prepaid interest, insurance and taxes);

                      D. unamortized debt discount and expense;

                      E. assets which are pledged or deposited as security for
               or for the purpose of paying any obligations, contingent or otherwise, which are not included in consolidated liabilities; and

                      F. amounts in respect of capital stock, promissory notes
               and other securities issued by the Company or a Restricted Subsidiary and held in its treasury.

        "Creditworthy Financial Institution" shall mean any bank or primary dealer in government securities having capital, surplus and undivided profits of at least $100,000,000 (or its equivalent in an alternative currency freely convertible into United States Dollars).

        "Junior Subordinated Debt" means, at any date, all indebtedness of the Company for money borrowed by it which is (1) subordinated to Senior Debt and Subordinated Debt at least to the extent that Subordinated Debt is subordinated to Senior Debt and


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(2) senior to Capital Debt. At the date of this Indenture the Company warrants that Junior Subordinated Debt consists of the Company's 13 7/8% Junior Subordinated Notes due 1986.

        "Senior Debt" means, at any date, all indebtedness of the Company for money borrowed by it except Subordinated Debt, Junior Subordinated Debt and Capital Debt.

        "Subordinated Debt" means, at any date, all indebtedness of the Company for money borrowed by it which is (1) subordinated to Senior Debt at least to the extent that its 6 7/8% Subordinated Notes due 1987 were subordinated to Senior Debt as of April 9, 1980, and (2) senior to Junior Subordinated Debt and Capital Debt. At the date of this Indenture the Company warrants that Subordinated Debt consists of the Company's 7 3/8% Subordinated Debentures due 1986; 12.75% Subordinated Notes due 1986-87; 6 7/8% Subordinated Notes due 1987; and 9 3/8% Subordinated Notes due 1987.


                                  ARTICLE TWO

                           MISCELLANEOUS PROVISIONS


               Section 201. For all purposes of this Third Supplemental Indenture, except as otherwise stated herein, terms used in capitalized form in this Third Supplemental Indenture and defined in the Original Indenture shall have the meanings specified in the Original Indenture.

               Section 202. All of the provisions of the Original Indenture with respect to the rights, duties and immunities of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

               Section 203. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

               Section 204. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               Section 205. This Third Supplemental Indenture shall become effective as of the date first written above.


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


        IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.



                                    CHRYSLER FINANCIAL CORPORATION


                                    By: /s/ D.M. Cantwell
                                        -------------------------------
                                        Name:  D.M. Cantwell
                                        Title: Vice President




                                    UNITED STATES TRUST COMPANY
                                    OF NEW YORK


                                    By: /s/ Robert Patterson
                                        -------------------------------
                                        Name:  Robert Patterson
                                        Title: Assistant Vice President


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